EXHIBIT 10.2

FORM OF SECURED PROMISSORY NOTE

October __, 2026	U.S. $3,825,000.00

FOR VALUE RECEIVED, EDIBLE GARDEN AG INCORPORATED, a Delaware corporation (“Borrower”), hereby unconditionally promises to pay to STREETERVILLE CAPITAL, LLC, a Utah limited liability company, or its successors or assigns (“Lender”), unless sooner paid or payable as herein provided, the principal sum of $3,825,000.00 and any interest, fees, charges, and late fees accrued hereunder on the date that is five (5) years after the Effective Date (the “Maturity Date”) in accordance with the terms set forth herein. This Secured Promissory Note (this “Note”) is issued and made effective as of the date set forth above (the “Effective Date”). This Note is issued pursuant to that certain Real Estate Purchase Contract dated September 30, 2026, by and between Borrower and Iowa Shrimp Holdings, LLC (the “Purchase Contract”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

1. Note Terms.

1.1. Payment. All payments owing hereunder shall be in lawful money of the United States of America as provided for herein and delivered to Lender at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) Lender’s reasonable costs of collection, if any, then to (b) fees and charges hereunder, if any, then to (c) accrued and unpaid interest hereunder, and thereafter, to (d) principal hereunder.

1.2. Prepayment. During the first two (2) years following the Effective Date, Borrower may not pay all or any portion of the Outstanding Balance earlier than it is due without Lender’s written consent. Thereafter, Borrower may pay all or any portion of the Outstanding Balance earlier than it is due without penalty. Early payments of less than all principal, fees and interest outstanding will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s remaining obligations hereunder. Notwithstanding the foregoing, Borrower may prepay this Note in its entirety in connection with a Fundamental Transaction approved by Lender. Subject to the foregoing, if Borrower exercises its right to prepay this Note in connection with an approved Fundamental Transaction during the first two (2) years following the Effective Date, Borrower shall make payment to Lender of an amount in cash equal to 120% multiplied by the Outstanding Balance.

1.3. Interest. Interest will accrue on the Outstanding Balance at the rate of eight percent (8%) per annum from the Effective Date until the same is paid in full. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months and shall compound daily. All accrued interest shall be paid in kind by being automatically added to and capitalized as part of the Outstanding Balance, and no cash payments of interest shall be required during the term of this Note.

1.4. Monitoring Fee. In the event this Note is outstanding on the one (1) year anniversary of the Effective Date (the “Calculation Date”), then Borrower will be charged a one-time fee to cover Lender’s accounting, legal and other costs incurred in monitoring this Note equal to five percent (5%) of the then-current Outstanding Balance (the “Monitoring Fee”). The Monitoring Fee will automatically be added to the Outstanding Balance on the Calculation Date without any further action by either party.

2. Security. This Note is secured by the New Mortgage (as defined in the Purchase Contract).

3. Monthly Amortization Payments. Commencing on the date that is two (2) years following the Effective Date (the “Amortization Commencement Date”), and continuing on the same day of each calendar month thereafter (each, a “Payment Date”) until the Maturity Date or earlier payment, Borrower shall pay to Lender consecutive monthly installments of principal, each in an amount equal to 1/60th of the Outstanding Balance as of the Amortization Commencement Date (the “Monthly Amortization Payment”), calculated on the basis of a five (5)-year (60-month) straight-line amortization schedule. For the avoidance of doubt, no cash payments of principal or interest shall be due or payable prior to the Amortization Commencement Date, except as otherwise provided in this Note, and all accrued interest shall continue to be paid in kind and added to the Outstanding Balance both before and after the Amortization Commencement Date. Each Monthly Amortization Payment shall be due and payable on the applicable Payment Date, commencing with the Payment Date occurring on or immediately following the Amortization Commencement Date. If any Payment Date is not a Trading Day, the Monthly Amortization Payment otherwise due on such date shall instead be due and payable on the next succeeding Trading Day.

4. Trigger Events, Defaults and Remedies.

4.1. Trigger Events. The following are trigger events under this Note (each, a “Trigger Event”): (a) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (c) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) Borrower makes a general assignment for the benefit of creditors; (e) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (f) an involuntary bankruptcy proceeding is commenced or filed against Borrower and is not dismissed, discharged, or stayed within sixty (60) days; (g) Borrower enters into a definitive agreement that contemplates a Fundamental Transaction that does not include as a condition to closing the full repayment of this Note, or Borrower consummates a Fundamental Transaction where this Note is not repaid in full at the closing of such Fundamental Transaction; (h) Borrower defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein or in any other Transaction Document (as defined in the Purchase Contract), other than those specifically set forth in this Section 4.1; (i) any representation, warranty or other statement made or furnished by or on behalf of Borrower to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; or (j) Borrower or any subsidiary of Borrower, breaches any covenant or other term or condition contained in any Other Agreements that entitles Lender (or an affiliate of Lender) to terminate any such Other Agreements or to accelerate the obligations of Borrower or any subsidiary of Borrower under such Other Agreement (including, without limitation, the New Mortgage), subject to applicable grace periods, if any. Upon the occurrence of any event set forth in 4.1(b) – (j) above, such event will not be considered a Trigger Event if cured within five (5) days of the occurrence thereof.

4.2. Trigger Event Remedies. At any time following the occurrence of any Trigger Event, Lender may, at its option, increase the Outstanding Balance by applying the Trigger Effect (subject to the limitation set forth below).

4.3. Defaults. At any time following the occurrence of a Trigger Event, Lender may, at its option, send written notice to Borrower demanding that Borrower cure the Trigger Event within five (5) Trading Days. If Borrower fails to cure the Trigger Event within the required five (5) Trading Day cure period, the Trigger Event will automatically become an event of default hereunder (an “Event of Default”).

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4.4. Default Remedies. At any time and from time to time following the occurrence and during the continuance of an Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, upon the occurrence of any Trigger Event described in clauses (b) – (f) of Section 4.1, an Event of Default will be deemed to have occurred and the Outstanding Balance as of the date of the occurrence of such Trigger Event shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender for the Trigger Event to become an Event of Default. At any time following the occurrence and during the continuance of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate permitted under applicable law (“Default Interest”), and Lender, at its election, may commence an action of foreclosure or any other rights and remedies available to it under the New Mortgage. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment. No such rescission or annulment shall affect any subsequent Trigger Event or Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

5. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset, counterclaim, defense or recoupment it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments called for herein in accordance with the terms of this Note.

6. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Iowa, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Iowa or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Iowa. The provisions set forth in the Purchase Contract to determine the proper venue for any disputes are incorporated herein by this reference.

8. WAIVER OF JURY TRIAL. WAIVER OF THE RIGHT TO TRIAL BY JURY. THE BORROWER AND, BY ITS ACCEPTANCE HEREOF, THE LENDER, HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, IN ANY MANNER CONNECTED WITH THIS NOTE OR ANY TRANSACTIONS HEREUNDER. NO OFFICER OF THE LENDER HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

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9. Cancellation. After repayment of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed cancelled, and shall not be reissued.

10. Amendments. The written consent of both parties hereto shall be required for any change or amendment to this Note.

11. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note may be offered, sold, assigned or transferred by Lender to any of its affiliates without the consent of Borrower.

12. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given at the corporate headquarters of the respective parties.

13. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages.

14. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER: EDIBLE GARDEN AG INCORPORATED

By:
James Kras, Chief Executive Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

STREETERVILLE CAPITAL, LLC

By:
John Fife, President

[Signature Page to Secured Promissory Note]

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ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. “1934 Act” means the Securities Exchange Act of 1934, as amended.

A2. “Common Shares” means shares of Borrower’s common stock, par value $0.0001 per share.

A3. “Fundamental Transaction” means that (a) (i) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, (ii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, (iii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), (iv) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase contract or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase contract or other business combination), (v) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Shares or preferred shares, other than an increase or decrease (in connection with a reverse split) in the number of authorized Common Shares or preferred shares, (vi) Borrower transfers any material asset to any subsidiary, affiliate, person or entity under common ownership or control with Borrower, or (vii) Borrower pays or makes any monetary or non-monetary dividend or distribution to its shareholders; or (b) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower.

A4. “Mandatory Default Amount” means the Outstanding Balance following the application of the Trigger Effect.

A5. “Other Agreements” means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and (b) any financing agreement or a material agreement.

A6. “Outstanding Balance” means, as of any date of determination, the sum of (a) the original principal balance, as reduced or increased pursuant to the terms hereof for payment, offset, or otherwise, plus (b) accrued but unpaid interest, plus (c) reasonable collection and enforcement costs (including reasonable attorneys’ fees) incurred by Lender, plus (d) the Monitoring Fee, plus (e) transfer, stamp, and any other fees or charges incurred under this Note.

A7. “SEC” means the United States Securities and Exchange Commission.

A8. “Trading Day” means any day on which Borrower’s principal trading market (or such other principal market for the Common Shares) is open for trading.

A9. “Trigger Effect” means multiplying the Outstanding Balance as of the date the applicable Trigger Event occurred by five percent (5%) for each occurrence of a Trigger Event, and then adding the resulting product to the Outstanding Balance as of the date the applicable Trigger Event occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Trigger Event occurred; provided, however, that the Trigger Effect may only be applied for the first two (2) occurrences of a Trigger Event.

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